As filed with the Securities and Exchange Commission on July 1, 1997
                                               Registration File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              BERGER HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-2160077
                     (I.R.S. Employer Identification Number)

                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         Theodore A. Schwartz, Chairman
                           805 Pennsylvania Boulevard
                             Feasterville, PA 19053
                                 (215) 355-1200
  (Name, Address Including Zip Code and Telephone Number, Including Area Code,
                              of Agent For Service)
                         ------------------------------

                                 With a copy to:

                             Jason M. Shargel, Esq.
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                   S.E. Corner Fifteenth and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2000

     Approximate  date  of  commencement  of  proposed  sale to the public:  As  soon  as  practicable  after  the  Registration  Statement  becomes effective.
                         ------------------------------

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

                  If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|


DSB:429494.5

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

                                                                          Proposed
                                                     Proposed              Maximum
                               Amount                 Maximum             Aggregate             Amount of
    Title of Shares             to be             Aggregate Price         Offering            Registration
   to be Registered          Registered             Per Unit(1)           Price(1)               Fee(1)
Common Stock                   100,000               $3.50               $350,000               $1,155
====================== ====================== ====================== ===================  =====================

(1)               In accordance with section (c) of Rule 457 under the Securities Act of 1933, as amended, the registration fee payable in connection herewith has been calculated based upon the average of the closing bid and closing asked prices for the Registrant's common stock on June 27, 1997 (as reported on the Nasdaq SmallCap Market operated by the Nasdaq Stock Market, Inc.
                  ("NASDAQ").

===============================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================


















DSB:429494.5

                                                           SUBJECT TO COMPLETION
                                                             DATED JULY 1, 1997
SELLING SHAREHOLDER
PROSPECTUS

                              BERGER HOLDINGS, LTD.

                      Up to 100,000 Shares of Common Stock

                        For Sale by Selling Shareholders

         This Prospectus concerns the offer and sale, from time to time, of up to an aggregate of 100,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock") of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), by certain holders (the "Selling Shareholders") of the Company's Common Stock. See "Selling Shareholders and Related Information." The Company's Common Stock is included for listing on the Nasdaq SmallCap Market operated by the Nasdaq Stock Market, Inc. ("Nasdaq") under the symbol "BGRH." On June 27, 1997, the average of the closing bid and the closing asked price for the Company's Common Stock, as quoted on Nasdaq, was $3.50 per share.

         It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until July 1, 2000, whichever is earlier, unless otherwise extended by the Company in its discretion based upon factors that are expected to include primarily the number of Shares remaining unsold at the time and the status of any material transactions that may then be pending.

         All of the Shares are being registered by the Company for resale by the Selling Shareholders. See "Selling Shareholders and Related Information." The Company will not receive any of the proceeds from the sale of the Shares.


                                   ----------

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 6.

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.


                                                             Underwriting                               Proceeds to
                                          Price to             Discounts            Proceeds to         the Selling
                                           Public           and Commissions         the Company       Shareholders(2)
Per Share.............                      $(1)                 $(2)                  $(2)                $(1)
======================                      ====                 ====                  ====                ====
Total(2)...............                     $(1)                 $(2)                  $(2)                $(1)
=======================                     ====                 ====                  ====                ====
====================================  ================= =======================  ================= =====================


DSB:429494.5



(1) It is anticipated that the Shares registered hereunder will be sold in market or private transactions at prevailing prices, from time to time.
(2) The Company will pay all expenses of issuance and distribution, in an estimated amount of $6,455, other than any underwriting or broker-dealer discounts or commissions, which will be paid by the Selling Shareholders.

DSB:429494.5
                                       -2-

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                      ------------------------------------

                             ADDITIONAL INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is (http://www.sec.gov).









                                   ----------
         The Company furnishes its shareholders with annual reports containing consolidated financial statements audited by independent accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each year.




DSB:429494.5
                                       -3-

       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The  Company   incorporates  by  reference  into  this  Prospectus  the
documents listed below:

  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

  (3)  The Company's Current Report on Form 8-K dated February 20, 1997.

  (4) The description of the Corporation's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 19, 1984.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner of such Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of all documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to: Corporate Secretary, Berger Holdings, Ltd., 805 Pennsylvania Boulevard, Feasterville, PA 19053; (215) 355-1200.





DSB:429494.5
                                       -4-

                                   THE COMPANY

         The Company is a Pennsylvania corporation organized in 1979. Through its subsidiary, Berger Bros. Company, the Company is principally engaged in the manufacture and distribution of roof drainage products ("RDP") and solid vinyl home siding ("SVHS") products.

         The Company's RDP product line, consisting of gutters, downspouts, trim coil and associated accessories and fittings, is manufactured by the Company in its manufacturing facility in Feasterville, PA. The Company sells RDP through its sales representatives and telemarketing principally to wholesale distributors who sell directly to roofers and general contractors for use in the repair and replacement of roof drainage systems in existing buildings, primarily residential.

         The Company's SVHS product line is produced under the name Graywood and consists of solid vinyl home siding and associated accessories. Such products are manufactured in the Company's Feasterville facility. Sales of SVHS products are principally made to wholesale distributors and services accounts in the modular home industry.

         The Company's working capital loan, as described beginning on page 4 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, has been replaced by a new working capital loan, which differs from the previous working capital loan only in that (i) the rate at which the new loan bears interest has decreased from 3.50% over the prime rate under the old loan to 3.25% over the prime rate under the new loan, (ii) the amount of the required monthly payment of principal has increased from $12,619 under the old loan to $14,673 under the new loan, and (iii) the minimum amount on which the Company must pay interest has decreased from $3,000,000 under the old loan to $2,750,000 under the new loan.

         The Company's address is 805 Pennsylvania Boulevard, Feasterville, PA 19053 and its telephone number is (215) 355-1200.

                                  THE OFFERING

Securities Being Offered:          Up to 100,000 Shares to be sold by the

                                   Selling Shareholders.  See "Selling
                                   Shareholders and Related Information."

Securities Outstanding (as of
June 20, 1997):                    Common Stock - 5,028,893


                                   Common Stock Issuable Upon Exercise of
                                   Outstanding Options and
                                   Warrants - 1,327,748

                                   Common Stock To Be Outstanding If All
                                   Outstanding Options and Warrants Are
                                   Exercised - 6,356,641

                                   Preferred Stock - None

Risk Factors:                      The Shares offered hereby involve a high
                                   degree of risk and prospective purchasers should consider carefully the factors specified under "Risk Factors" before purchasing.


DSB:429494.5
                                       -5-

                                  RISK FACTORS

              An investment in the Shares involves a high degree of risk. The Shares are a suitable investment only for those investors who can afford a total loss of their investment. Before making a decision to purchase Shares, a prospective investor should carefully consider the following factors.

              Matters Relating to Bankruptcy Proceedings. The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 6, 1991. The effective date of the Company's Plan of Reorganization was April 13, 1993. The Company's bankruptcy proceedings have had a material adverse effect upon its operations.

              Need For Additional Financing. In June 1994 the Company entered into a Loan and Security Agreement with the CIT Group/Credit Finance, Inc. (the "CIT Loan") which (i) enabled the Company to repay its outstanding obligation to its principal lender at a discount and (ii) provided additional working capital. In June 1996, the CIT Loan was extended through June 1998. The Company believes that it currently has sufficient working capital to allow the Company to maintain or increase its current volume of sales. However, the Company will require additional debt and/or equity financing upon the maturity of the CIT Loan in June, 1998, unless the CIT Loan is again extended. There is no assurance that the CIT Loan can be extended or refinanced on advantageous terms or at all.

              Risk as to Liquidity of the Common Stock. The volume of trading in the Common Stock has generally not been substantial. Accordingly, there is no assurance as to the liquidity of the trading market for the Common Stock. As a result of the issuance of Common Stock upon the exercise of outstanding options and warrants, the number of shares of Common Stock outstanding may increase to 6,356,641. As a result, the number of the Company's shares of Common Stock that are freely tradeable may over time greatly exceed the number of shares that are presently freely tradeable. The influx of a large number of shares onto the trading market may create downward pressures on the trading price of the Common Stock.

              Authorization of Preferred Stock; Anti-takeover Provisions. The Company's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of Common Stock and 5,000,000 shares of "blank check" preferred stock. The Board of Directors will have the power to determine the price and terms under which any such preferred stock may be issued and to fix the terms and designations thereof. The ability of the Board of Directors to issue one or more series of preferred stock without shareholder approval, which preferred stock may have liquidation, dividend, conversion, voting or other rights that could adversely affect the voting power or other rights of holders of the Common Stock (including those of purchasers in this offering). In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. There can be no assurance that the Company will not do so in the future. Furthermore, the Company is subject to certain applicable anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. Such provisions, as well at the Company's classified Board of Directors, could deter or delay unsolicited changes in control of the Company by discouraging takeover attempts that might result in a premium over the market price for the shares of Common Stock.

              No Underwriter Participation in Preparation. No selling agent or underwriter has participated in this offering. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for the pricing of the securities to be sold and to verify the disclosures made in connection with the offering. Inasmuch as no underwriter has participated in this offering, no underwriter has exercised due diligence with respect to the information contained in this Prospectus.

              Uncertainty as to Payment of Dividends. No dividends have been paid by the Company in the past five years and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business.

DSB:429494.5
                                       -6-

     Existence of Significant Competition. There are many other companies engaged in the manufacture and distribution of roof drainage and solid vinyl siding products, and many of these companies have greater financial and other business resources than those presently possessed by the Company. Further, other companies may enter the Company's area of business in the future. There can be no assurance that the Company will be able to compete successfully with such companies.

     Dependence Upon Key Personnel. The Company's ongoing operations may depend to a material extent upon the continued services of certain key management personnel, including primarily Theodore A. Schwartz, Chairman of the Board of Directors and Chief Executive Officer, Joseph F. Weiderman, President, Paul L. Spiese, III, Vice President-Manufacturing, and Francis E. Wellock, Jr., Chief Financial Officer. The loss of, or the interruption in, the services of any of such individuals during this period could adversely affect the conduct of the Company's business and its future performance. In addition, the loss of the services of Mr. Schwartz and/or Mr. Weiderman could trigger an Event of Default under the CIT Loan.

     Dependence for Certain Raw Materials on Single  Supplier;  Risk of
Raw Material Price Fluctuations. The price and availability of the raw materials utilized by the Company (aluminum, steel, copper and polyvinylchloride ("PVC")) are subject to fluctuation. In addition, the Company's ability to obtain such materials from domestic and foreign suppliers may be subject to trade restrictions, work stoppages and other factors. In particular, PVC, from which the Company's solid vinyl home siding line is fabricated, is produced by relatively few manufacturers. The Company currently purchases all of its PVC requirements from one supplier. To date, the Company has not encountered any significant shortages of PVC or other materials or experienced any significant delay in obtaining such materials. Increases in the price of raw materials may have an adverse impact on the profit margin for sales of the Company's products. There can be no assurance that there will be no shortages, significant delays or price increases in the future.

     Net Losses. For the years 1991 through 1995, inclusive, the Company incurred operating losses. For the year ended December 31, 1996, the Company reported income from operations of $1,769,384 and net income of $1,654,501. There can be no assurance that the Company will have operating income or net income in the future.

     Risk that Company will be Unable to Identify Future Purchasers. As of the date of this Prospectus, the Company has no sales contracts which call for the Company to make ongoing deliveries of its products. All sales contracts between the Company and its customers represent a single transaction. There can be no assurance that customers of the Company will continue to purchase the same volume of products from the Company or at all.

     Risk that Company Will be Unable to Maintain Adequate Inventory. During the Company's bankruptcy proceedings, the Company was unable to maintain adequate inventory levels due to cash constraints. There can be no assurance that the Company will be able to continue to maintain such inventory levels in the future.

     Cyclical Nature of the Housing Market and the Home Building and Home Improvement Industry. Demand for the Company's products is dependent upon the housing market and the home building and home improvement industry which tend to be cyclical in nature and have experienced significant downturns in recent years. There is no assurance that negative industry cycles in the future will not adversely affect the Company's business.

     Seasonality of Business. The demand for the Company's products in its primary market is seasonal. Inclement winter weather, such as that experienced in 1994 and 1996 in the Northeastern United States,and excessively hot and dry summer weather, such as that experienced in 1995 in such area, usually causes a reduction in the level of building activity in both the homebuilding and home improvement markets.


DSB:429494.5
                                       -7-

                              SELLING SHAREHOLDERS
                             AND RELATED INFORMATION


             The Shares which may be sold pursuant to this Prospectus consist of issued and outstanding shares of Common Stock owned by the Selling Shareholders.

             The Selling Shareholders are listed below. Included below concerning each Selling Shareholder is (a) a reference to any position, office or other material relationship existing between such person or entity and the Company or any of its predecessors or affiliates during the past three years; and (b) the total amount and percentage of the Company's Common Stock beneficially owned by such person, the amount subject to sale hereunder and the resulting amount and percentage if all Shares offered hereby which are owned by such person or entity are sold.

                                              Pre-Offering (1)                             Post-Offering (1)(2)
                                              ----------------                             --------------------
                                Total                                                    Total
                              Number of                                                Number of
                                Shares                                                   Shares
         Selling             Beneficially       Percentage                            Beneficially       Percentage
      Shareholders              Owned          of Class (3)          Shares              Owned          of Class (3)
                                                                     Offered
Michael B. Burgess              7,000                *                7,000                0                  *
Roger M. Cline                  93,000             1.85%             93,000                0                  *

-----------------------------------

*        Indicates less than one percent.

(1) Beneficial ownership figures include all Common Stock represented by shares of issued and outstanding Common Stock. Neither of the Selling Shareholders holds any option, warrant, right or convertible security exercisable for or convertible into Common Stock.

(2) Assumes the sale of all Shares offered by this Prospectus by each Selling Shareholder to third parties unaffiliated with the Selling Shareholders.

(3) These percentages are calculated in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.


         It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until July 1, 2000, unless otherwise extended by the Company in its discretion.

DSB:429494.5
                                       -8-

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1995 and 1996 and for the three years ended December 31, 1996 incorporated by reference in this Prospectus have been examined by Goldenberg Rosenthal Friedlander LLP, the Company's independent certified public accountants, for the periods and to the extent set forth in their report incorporated by reference herein and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby will be passed upon by Wolf, Block, Schorr and Solis-Cohen, Philadelphia, Pennsylvania.


DSB:429494.5
                                       -9-

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                                TABLE OF CONTENTS

                                                                   Page

Additional Information........................................       3
Incorporation of Certain Information By Reference.............       4
The Company...................................................       5
The Offering..................................................       5
Risk Factors..................................................       6
Selling Shareholders and Related Information..................       9
Experts.......................................................      10
Legal Matters.................................................      10




















                                                  100,000 SHARES







                                               BERGER HOLDINGS, LTD.







                                                   COMMON STOCK









                                                SELLING SHAREHOLDER
                                                    PROSPECTUS









                                                   July 1, 1997








DSB:429494.5

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.

  Securities and Exchange Commission Registration Fee...       $  1,155.00
  *Printing and Engraving Expenses......................
  *Accounting Fees and Expenses.........................            200.00
  *Legal Fees and Expenses..............................          5,000.00
  *Blue Sky Qualification Fees and Expenses.............
  *Transfer Agent and Registrar Fees and Expenses.......            100.00
  *Miscellaneous........................................
   TOTAL................................................         $6,455.00

-----------------
*  Estimate

Item 15.          Indemnification of Directors and Officers

         Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officer under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 1742 permits indemnification in derivative actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

         Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or

DSB:429494.5
                                       II-1
proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         Article VII of the Registrant's Bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 16.  Exhibits and Financial Statement Schedules

         The following documents are filed as part of this Registration Statement. (Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K for a Registration Statement on Form S-3).


Exhibit
Number       Title                         Method of Filing

2.1    Debtor's Third Amended      Incorporated by reference to Exhibit
       Joint Plan of               1 of the Current Report on Form 8-K filed on
       Reorganization              March 30, 1993 (the "Form 8-K")

2.2    Third Amended Disclosure    Incorporated by reference to Exhibit
       Statement for Debtor's      2 of Form 8-K
       Amended Joint Plan of
       Reorganization

2.3    Settlement Agreement by     Incorporated by reference to Exhibit
       and between the Registrant 4 of Form 8-K and Meridian Bank



DSB:429494.5
                                       II-2

4.1    Specimen Certificate        Incorporated by reference to
       for Common Stock            Exhibit 4(a) to Amendment No. 1 to the
                                   Registration Statement on Form S-1 filed on
                                   October 15, 1990 (File No. 33-35898)
                                   ("Pre-Effective Amendment No. 1")

4.2    Form of 1993                Incorporated by reference to Exhibit 4(g)
       Private Placement Warrant   of the Registration Statement on Form S-1,
       No. 1                       filed June 16, 1993, (the "1993 Form S-1")
                                   (File No. 33-64468)

4.3 Form of Consulting Warrant Incorporated by reference to Exhibit 4(h) by and between the Company of the 1993 Form S-1 and Universal Solutions, Inc

4.4    Form of 1993                Incorporated by reference to Exhibit 4.9 of
       Private Placement Warrant   the Registration Statement on Form S-3, filed
       No. 2                       January 21, 1993 (the "1993 Form S-3")
                                   (File No. 33-82152)

4.5    Form of 1995                Incorporated by reference to Exhibit 4.5 of
       Private Placement Warrant   the Registration Statement on Form S-3,
                                   declared effective as of January 2, 1996

5      Opinion of Wolf, Block,     Filed herewith
       Schorr and Solis-Cohen


23.1   Consent of Goldenberg       Filed Herewith
       Rosenthal Friedlander LLP

23.2   Consent of Wolf, Block,     (Filed as part of Exhibit 5 hereto)
       Schorr and Solis-Cohen



         All other exhibits for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.

             Insofar  as  indemnification  for  liabilities  arising  under  the
      Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling-person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DSB:429494.5
                                       II-3

             A.    The undersigned registrant hereby undertakes:

                   (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) That, for the purpose of determining  any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from  registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


DSB:429494.5
                                      II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Feasterville, Commonwealth of Pennsylvania, on July 1, 1997.

                              BERGER HOLDINGS, LTD.


                                    By:/S/Joseph F. Weiderman
                                       Joseph F. Weiderman, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date


/S/Theodore A. Schwartz                     Chief Executive Officer                      July 1, 1997
--------------------------------
Theodore A. Schwartz                        and Chairman of the Board
                                            (Principal Executive Officer)


/S/Paul L. Spiese, III                      Vice President and                           July 1, 1997
--------------------------------
Paul L. Spiese, III                         Director


/S/Joseph F. Weiderman                      President, Chief Operating                   July 1, 1997
--------------------------------
Joseph F. Weiderman                         Officer and Director


                                            Director                                     July 1, 1997
Larry Falcon


                                            Director                                     July 1, 1997
Jacob I. Haft, M.D.


                                            Director                                     July 1, 1997
Jeffrey I. Schocket



/S/Dr. Irving Kraut                         Director                                     July 1, 1997
--------------------------------
Dr. Irving Kraut



/S/Francis E. Wellock, Jr.                  Chief Financial Officer (Principal           July 1, 1997
--------------------------------
Francis E. Wellock, Jr.                     Financial and Accounting
                                            Officer)

DSB:429494.5

Berger Holdings, Ltd.
July 1, 1997
Page 1




                                                                    Exhibit 5

                                   LAW OFFICES
                       WOLF, BLOCK, SCHORR AND SOLIS-COHEN

                         TWELFTH FLOOR PACKARD BUILDING
                              111 SOUTH 15TH STREET
                           PHILADELPHIA, PA 19102-2678

                                 (215) 977-2000
                            FACSIMILE: (215) 977-2334




                                  July 1, 1997



Berger Holdings, Ltd.
805 Pennsylvania Boulevard
Feasterville, PA 19053


                  Re:      Registration Statement on Form S-3

Gentlemen:

                  As counsel for Berger Holdings, a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale, from time to time, of up to 100,000 shares of the Common Stock, $0.01 par value (the "Common Shares") of the Company by certain holders (the "Selling Shareholders") of the Common Shares.

                  In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.


DSB:441247.1

Berger Holdings, Ltd.
July 1, 1997
Page 2



                  In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Common Shares.

                  Based upon the foregoing, it is our opinion that:

                  The currently outstanding Common Shares held by the Selling Shareholders have been legally issued and are fully paid and non-assessable.

                  We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                                                Very truly yours,


                                       /S/WOLF, BLOCK, SCHORR AND SOLIS COHEN
                                       WOLF, BLOCK, SCHORR AND SOLIS-COHEN




DSB:441247.1

                                                                Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Berger Holdings, Ltd. and Subsidiaries


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BERGER HOLDINGS, LTD. (the "Company") of our report dated February 28, 1997, on our audit of the consolidated financial statements and financial statement schedules of the Company and its Subsidiaries as of December 31, 1996 and 1995 and for the three years then ended listed in
Item 14(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and reference to this firm under the caption "Experts" in such Registration Statement.








                               /S/GOLDENBERG ROSENTHAL FRIEDLANDER, LLP
                               GOLDENBERG ROSENTHAL FRIEDLANDER LLP
Philadelphia, Pennsylvania
July 1, 1997

DSB:429494.5